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                                                                    EXHIBIT 10.6

                               GUARANTY AGREEMENT


Guarantor(s):                                                  PEOPLES BANK
                                                               P.O. BOX 467
RICHARD F HOWARD                                               NEWTON, NC 28658

5982 NC HWY 150 E
DENVER, NC 28037-                                              #101115497


Guaranty Agreement Date 04-17-2001

WHEREAS, the undersigned has requested PEOPLES BANK (herein called "Bank") to extend credit to PF MANAGEMENT INC (herein called "Debtor", whether one or more) and Bank has extended credit and/or may extend credit by reason of such request and in reliance upon this guaranty;

NOW, THEREFORE, in consideration of such credit extended and/or to be extended in its discretion by Bank to the Debtor, (whether to the same, greater or lesser extent than the limit of this guaranty), the undersigned (who, if two or more in number, shall be jointly and severally bound) hereby unconditionally guarantees to Bank and its successors, endorsers and assigns the punctual payment when due, with such interest as may accrue thereon either before or after any maturity(ies) thereof, of all debts and obligations of the Debtor or of the Debtor and any other party or parties, now existing or hereafter arising, whether created directly or acquired by endorsement, assignment or otherwise, whether absolute or contingent, secured or unsecured, due or not due, including but not limited to notes, checks, drafts, bills of exchange, credits, and advances, all of which are hereinafter referred to as "debts of the Debtor"; plus any liabilities under any other guaranties of the undersigned to the Bank, this guaranty being cumulative with all other guaranties; plus reasonable attorneys' fees if any debts due by Debtor are collected, or the liability of the undersigned hereunder enforced, by or through any attorney at law, regardless of whether suit is commenced. Notwithstanding anything herein to the contrary, the aggregate amount of principal of all indebtedness, obligations and liabilities at any on time for which the undersigned shall be liable shall not exceed $500,000.00. (If no amount is inserted, liability is unlimited.)

The undersigned agrees that the whole or any part of the security now or hereafter held for any debts of the Debtor may be exchanged, compromised, or surrendered from time to time; that the time or place of payment of any debt of the Debtor or of any security therefore may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Debtor may be granted indulgences generally; that any of the provisions of any note or other instrument evidencing any debt of the Debtor or any security therefor may be modified or waived; that any party liable for the payment thereof (including but not being limited to any co-guarantor) may be granted indulgences or released; that neither the death, bankruptcy or disability of any one or more of the guarantors shall affect the continuing obligation of any other guarantor, and that no claim need be asserted against the personal representative, guardian, trustee in bankruptcy or receiver of any deceased, incompetent, bankrupt or insolvent guarantor, all of which may occur without notice to or further assent by the undersigned, who shall remain bound hereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, waiver, indulgence, release, or failure to file or assert any claim.

The undersigned expressly waives: (a) notice of acceptance of this guaranty and of all extensions of credit to the Debtor; (b) presentment and/or demand for payment of any of the debts of the Debtor; (c) protest and notice of dishonor or of default to the undersigned or to any party with respect to any of the debts of the Debtor; (d) all other notices to which the undersigned might otherwise be entitled; (e) demand for payment under this guaranty; and (f) the right of subrogation, reimbursement, contribution or indemnity from the Debtor. The undersigned also expressly waives all rights provided by N.C.G.S. ss. 26-7 through N.C.G.S. ss. 26-9. If the undersigned, the Debtor, or any third party makes any payment to the Bank that is subsequently required to be repaid (as a preferential, or fraudulent transfer or for any other reason) to a trustee, receiver or other party pursuant to bankruptcy or other law, then any such amount repaid by the Bank shall again become a debt subject to the terms of this Guaranty Agreement as if such payment to the Bank had never been made.

In addition to all other rights and remedies provided to the Bank herein or by law or equity, in the event of a default by Debtor with respect to any of the debts of the Debtor, then the Bank is hereby authorized to set off and charge against any deposit account now or hereafter maintained by the undersigned, as well as any other property of the undersigned at, or within the control of, the Bank.

This is a guaranty of payment and not of collection. The liability of the undersigned on this guaranty shall be direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Debtor or any other person or foreclosure of any security interests or liens available to Bank, its successors, endorsees or assigns. If the debts of the Debtor are partially paid, the undersigned shall remain liable for the balance of such debts.

This guaranty shall be binding upon the undersigned, his personal representatives, successors and assigns unless and until (and then only with respect to future transactions or commitments) three business days after the Bank receives written notice of termination by registered mail, return receipt requested.

                                                      Initials /s/ RFH
                                                               --------------
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IN TESTIMONY WHEREOF, each individual Guarantor has executed this Agreement under seal, and each Guarantor which is not an individual has caused this Agreement to be executed under seal by its duly authorized officer, partner or manager and each person or entity signing which is not a corporation adopts as the seal of such person or entity the word "(SEAL)" appearing beside the name of such person or entity.


                                            /s/  Richard F. Howard
---------------------------------          ------------------------------(SEAL)
Witness                                     RICHARD F. HOWARD


---------------------------------          ------------------------------(SEAL)
Witness

---------------------------------          ------------------------------(SEAL)
Witness

---------------------------------          ------------------------------(SEAL)
Witness

---------------------------------          ------------------------------(SEAL)
Witness

                                           ------------------------------------
                                           Name of Corporation


                                           By:
---------------------------------          ------------------------------(SEAL)
Attest                                                          President
                                                  -------------
        Secretary (Corporate Seal)
--------

                                          -------------------------------(SEAL)
                                          Name of Partnership or Limited
                                          Liability Company


                                          By:
---------------------------------         -------------------------------(SEAL)
Witness

                                          By:
---------------------------------         -------------------------------(SEAL)
Witness

                                          By:
---------------------------------         -------------------------------(SEAL)
Witness

                                          By:
---------------------------------         -------------------------------(SEAL)
Witness


---------------------------------         -------------------------------(SEAL)
Witness

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FINANCIAL COMPUTING, INC. GUAR-1 GUAR-12 (6/94)